SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-K/A

            Current Report Pursuant to Section 13 or 15(d)
              Under the Securities Exchange Act of 1934


                           Date of Report
                          January 19, 1999

                          _________________
                     Commission File Number 1-8662


                    PROACTIVE TECHNOLOGIES, INC.
              (formerly KEYSTONE MEDICAL CORPORATION)
       (Exact name of registrant as specified in its charter)

        Delaware                                23-2265039
    (State of Incorporation)          (IRS Employer Identification No.)

          2930 Wellington Circle South, Suite 101
                Tallahassee, Florida                       32308
  (Address of Principal Executive Offices)             (Zip Codes)

        Registrant's telephone number, including area code:
                         (850) 894-0018

_______________________________________________________________________

Item 2 is amended to read as follows:

Item 2.       Acquisition or Disposition of Assets

      On December 30, 1998, the Company entered into an agreement to acquire 100% of the total issued and outstanding shares of West Side Investors, Inc., a Georgia corporation, which owns P & W Stonebridge, LLC, and P & W Headland, LLC, which own, respectively, the Headland-DeLowe Shopping Center located in Atlanta, Georgia and Stonebridge Village Shopping Center, located in DeKalb County, Georgia.

     The purchase price for West Side Investors, Inc. stock was the issuance of 3,100,000 shares of Proactive restricted common stock as follows: Arthur G. Weiss, 1,550,000 shares; Charles G. Weiss 775,000 shares; and Caroline Weiss Kyriopoulos, 775,000 shares. Appraisals of the properties total $9,130,000. The shopping centers are subject to a $7,886,000 non-recourse equal profit participating mortgage. The consideration paid was determined as a result of arms-length negotiations between unrelated parties. The acquisition was completed in January of 1999.

     Pursuant to Article 3-05(b) of Regulation S-X of the Securities Act, financial statements of West Side Investors,Inc. are not required to be filed herewith.



Item 7.       Financial Statements and Exhibits

Items 7(a) and 7(b) is hereby amended to read as follows:

              (a)    Financial Statements.

              The Registrant is not required to file the financial statements, of West Side Investors, Inc. under Item 7(a) of Form 8-K.

              (b)     Pro Forma Financial Information.

              The Registrant is not required to file pro-forma information of West Side Investors, Inc. under Item 7(a) of Form 8-K.


                          SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    PROACTIVE TECHNOLOGIES, INC.


Dated:  March 19, 1999             /s/ C. Beverly Lance
                                   By: _____________________________
                                   C. Beverly Lance, President